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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Staples, Inc. for the registration of 788,402 shares of Staples, Inc. common stock and to the incorporation by reference therein of our report dated March 2, 2001 except for Note S, as to which the date is March 15, 2001, with respect to the consolidated financial statements of Staples, Inc. included in its Annual Report (Form 10-K) for the year ended February 3, 2001, filed with the Securities and Exchange Commission.

                      /s/ ERNST & YOUNG LLP

Boston, Massachusetts
January 2, 2002

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CONSENT OF INDEPENDENT AUDITORS